Exhibit 99.1
Fastly Completes Acquisition of Signal Sciences

SAN FRANCISCO, October 01, 2020 – Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, today announced it has successfully completed the acquisition of Signal Sciences (“Signal Sciences”). The transaction combines Signal Sciences’ powerful web application and API security solutions with Fastly’s edge cloud platform and existing security offerings to form a unified suite of modern security tools. This robust new security portfolio, designed for the way developers work, unlocks innovation at the edge and removes silos between developers, operations, and security teams to shorten development cycles and protect websites and web applications alike.

“We are excited to close this transaction and welcome the talented team at Signal Sciences to Fastly,” said Joshua Bixby, Chief Executive Officer of Fastly. “Our companies are similarly focused on giving developers more control and visibility by designing offerings that embrace modern DevOps practices. Together with Signal Sciences, we will deliver a web application and API security portfolio that will power and protect companies as they navigate and accelerate their digital transformation journeys. We’re thrilled to continue to deliver solutions that DevOps teams love in their pursuit of building the next wave of great digital experiences.”

Morgan Stanley & Co. LLC and Union Square Advisors acted as financial advisors to Fastly, and Cooley LLP acted as its legal advisor with regard to the transaction. Qatalyst Partners acted as financial advisor to Signal Sciences, while Goodwin Procter LLP acted as its legal adviser.

About Fastly

Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the internet. Fastly’s platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development with unmatched visibility and minimal latency, empowering developers to innovate with both performance and security. Fastly’s customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.

About Signal Sciences

Signal Sciences is the fastest growing web application security company in the world. With its award-winning next-gen WAF and RASP solution, Signal Sciences protects more than 40,000 applications and over a trillion production requests per month. Signal Sciences’ patented architecture provides organizations working in a modern development environment with comprehensive and scalable threat protection and security visibility. The company works with some of the world’s most recognizable companies, as indicated on the company’s website, including Duo Security, DataDog, Under Armour, Twilio SendGrid, and Doordash. Signal Sciences is also named a Forbes Next Billion-Dollar Startup and received the 451 Firestarter award, InfoWorld’s Technology of the Year, and Computing's DevOps

Excellence Award for Best DevOps Security Tool. For more information, visit Signal Sciences website or follow @Signal Sciences.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, the anticipated timing of the closing of this transaction, if at all, the satisfaction of customary closing conditions and regulatory approval, the anticipated benefits of the transaction and our ability to successfully integrate Signal Sciences into our business, the ability of Signal Sciences’ web application and API protection solution to bolster our existing security offerings to integrate with our Compute@Edge platform and bring customers a unified web application and API protection solution, and our ability to provide an agile, single security solution designed specifically for the edge, with increased visibility and protection for customers with Signal Sciences’ technology. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Please refer to the Form 8-K filed by Fastly on August 27, 2020 for additional information regarding the transaction. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in Fastly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Contacts
Fastly

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com